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ITEM 24                                                          FILE 2 74436
                                                                 FILE 811 3287


                            UNDERWRITING AGREEMENT
                            ACCRUED EQUITIES, INC.

Agreed this 23rd    day of   September      ,1981
            ----          ----------------

1. THE SOLAR FUND, INC. hereby employs the Underwriters as its exclusive agent to sell for its account an indeterminate number of shares of its Common Stock on a best efforts basis. The Underwriters agree to use their best efforts as agent, promptly following the receipt of written notice of the effective date of the Registration Statement, to sell the Common Stock of THE SOLAR FUND, INC. subject to the terms, provisions, and conditions hereinafter mentioned. The employment hereunder shall terminate 2 years after the effective date of the Registration Statement, unless the parties agree to extend such period of time in accordance with and subject to the requirements of the Investment Company Act of 1940 and all of its regulations and interpretations.

2. The shares of Common Stock shall be offered to the public at price per share equalling the net asset value of the Fund divided by the number of its then existing share-holders. The minimum number of shares to be offered to an investor is one hundred shares. The minimum purchase price shall be $5,3OO.OO.

3. As shares are sold, the Fund agrees to issue or have issued such shares or fractions of Common Stock in such names and denominations as may be specified by the Underwriters.

4. As their compensation, the Underwriters shall be entitled to receive a commission of 6% of net asset value per share for sales to any person of securities value (net asset value) up to $15,OOO, 5% of net asset value per share for the sale to any person of a security valued at $l5,OOO to $25,OOO and 4% of net asset value per share for sales to any person of securities valued at $25,000 or more; 3% of net asset value for sales over $100,000.

5. The Underwriters shall have the right to offer the shares through dealers of securities selected by them and to allow such dealers such Concessions out of the commissions to be received by the Underwriters as the Underwriters may determine.

                       Further Agreements of the Company

The Fund agrees, at its expense and without expense to the Underwriters, as follows:

1. To give and to continue to give and supply such financial statements and other information to and as may be required by the Securities and Exchange Commission or proper public bodies in the states in which the securities may be qualified.

2. As soon as the Fund is informed thereof, to advise the Underwriter and to confirm such advice in writing:

(a)  When the Registration Statement becomes effective;

(b) When any amendment to the Registration Statement filed subsequent to the effective date thereof becomes effective;

(c) Of any request of the Securities and Exchange Commission for amendments to the Registration Statement or related Prospectus or for additional information;

(d) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose;

(e) Of any material adverse change in its financial position or operating condition and of any development materially affecting the Company or rendering untrue or misleading any material statement in the Registration Statement or prospectus.


3. To make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is entered at any time, the Fund shall use its best efforts to obtain withdrawal of the same at the earliest possible moment.

4. To deliver to the Underwriter, without charge, (a) prior to the Effective Date of the Registration Statement, copies of each prospectus filed with the Securities and Exchange Commission bearing in red ink the statement required by the rules of the Securities and Exchange Commission, (b) on and from time to time after the Effective Date of the Registration Statement, copies of the Prospectus and of any amended or supplemented prospectus.

5. To furnish, without cost, to the Underwriter one executed copy of the Registration Statement, including all exhibits and amendments thereto, and a reasonable number of copies of the Registration Statement and amendments thereto.

6. For the period after the effective date of the Registration Statement during which the prospectus is required by law to be used, if any change shall have occurred as a result of which the prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, forthwith to prepare and to furnish to the Underwriter, without cost, supplements to the prospectus or an amended prospectus correcting the untrue statement or supplying the omission.

7. To issue financial statements to its stockholders and to the Underwriter prepared by an independent certified public accountant at least annually.

8. Prior to each annual meeting of stockholders, to cause to be forwarded to the Underwriter and stockholders a certified annual financial report.

9. To give irrevocable instructions to the Underwriter for a period of two years after the effective date of the Registration Statement copies of all advice sheets showing any transfer of shares of Common Stock and, upon the request of the Underwriters, to deliver a complete stockholders list from time to time during a period of two years, but not more often than semiannually.


                             Indemnity Provisions


1. The Fund agrees to indemnify, defend, and hold the Underwriter, and each person, if any, who controls any such Underwriter within the meaning of
Section 15 of the Act, free and harmless from and against any and all losses, claims demands, liabilities, and expenses (including reasonable legal or other expense incurred by each such Underwriter and controlling person in connection with defending any such claims or liabilities whether or not resulting in any liability to such Underwriter or to any controlling person), which such Underwriter or controlling person may incur under the Act or at common law or otherwise, but only to the extent that such losses, claims, demands, liabilities, and expenses shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus or in any amendment or amendments to the Registration Statement or Prospectus, or in any application or other papers, hereinafter collectively called Blue Sky Application, executeded by the Underwriter with the written approval of the Fund for filing in any state or states in order to qualify under the securities laws thereof the securities covered by this agreement, or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or Prospectus or in any amendment or amendments or in any Blue Sky Application or necessary to make the statements in any thereof not misleading, provided, however, that his indemnity agreement shall not apply to any losses, claims, demands, liabilities, or expenses arising out of or based upon untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or amendments or in any blue sky application, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon in formation furnished to the Company by the Underwriter in writing expressly for use in the Registration Statement or Prospectus or in any amendment or amendments, or was made by the Underwriter in a Blue Sky Application not in reliance upon information furnished by the Fund.

2. The forgoing indemity of the and in favor of the Underwriter shall not be deemed protect the Underwriter against any liability to the Fund or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this agreement.

3. The Underwriter likewise agrees to indemnify and hold harmless the Fund against any and all losses, claims, expenses, and liabilities to which it may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or amendments to the Registration Statement or Prospectus or in any blue sky application, or amendments thereof, or the omission or alleged omission to State therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Fund by the Underwriter for use in the preparation of the Registration Statement or the Prospectus, or in any amendment or amendments to the Registration Statement or Prospectus or in any blue sky application.

4. The provisions of this Article IV shall not in any way prejudice any right or rights which the Underwriter may have against the Fund or the Fund may have against the Underwriter under any statute other than the Act, at common law or otherwise.

5. The indemnity agreement contained in this Article IV shall survive and shall inure to the benefit of successors of the Fund and successors of the Underwriters and shall be valid irrespective of any investigation made by or on behalf of the Underwriters or the Company.


                              Payment of Expenses


The Fund agrees, at its own expense and without expense to the Underwriter, to pay all costs and expenses incident to this agreement, including, but without limitation, all expenses in connection with the preparation and printing of this agreement; the preparation, printing, and filing of the Registration Statement and Prospectus as well as all amendments thereto together with all exhibits; to pay all filing fees and costs, original issue tax, transfer agent's fees, charges, or disbursements connected with the issue and delivery of the securities covered by this agreement; to pay all reasonable expenses incurred in connection with the qualification of the securities under the securities or blue sky laws of the state heretofore referred to; and to reimburse the Underwriter for the reasonable fees and expenses incurred by the Underwriter in connection with this offering, including fees of Underwriter's counsel.

                                Public Offering

1. The underwriter agrees to make a public offering of the Common Stock covered by this agreement as soon after the effective date of the Registration Statement as is advisable, in accordance with and as set forth in the Registration Statement. Such public offering may be made either by the Fund or through broker-dealers in securities selected by the Underwriter; or partly in each such manner, as determined by the Underwriters in their sole discretion. The Underwriters may pay such concessions out of the commissions to be received by the Underwriters for Common Stock sold by such dealers as they may determine.

2. This is agreed to be a "best efforts underwriting". There is no agreement to sell any number of shares.

3. Payments for purchase of shares, including sales commissions shall be made directly to the Fund. The Fund shall pay sales commissions on all sales to the Underwriter as set forth in the Prospectus immediately upon sale.

4. The Underwriter shall pay all brokers, dealers and salesmen in accordance with the Prospectus.

5. The services of the Underwriter shall be to promote and advertise the Fund shares for sale. They shall be entitled to a commission, as described in the Prospectus, without reference as to how or from whom purchases are made. The Underwriters shall receive commissions on reinvestment as described in the Prospectus, excepting for reinvestment of dividends and distributions, as to which there shall be no commissions.

6. This agreement is separate from services and com- pensation described in the Management Agreement between the same parties.

7. The Underwriter shall be compensated for its ser- vices, if any, in the redemption of shares as described in the Prospectus at the rates described therein.

8. Sales are to be deemed to be made by the issuer directly. The Underwriter is deemed to be serving as a sponsor and promoter and advertiser and public relations entity for the purposes of this issue.

9. The determination of when, how and where to register and sell and to whom to sell, including Blue Sky registration. Decisions and costs to allocate advertising promotion shall be made exclusively by the Underwriter.

Conditions Precedent to the Obligations of the Underwriters

It is understood that the obligations of the Underwriters hereunder shall be conditioned upon:

1. The approval of counsel for the Underwriters of the form and content of the Registration Statement and Prospectus of the organization and present legal status of the Fund, and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Fund and of the securities to be offered hereunder, which approval shall not be unreasonably withheld.

2. The performance by the Fund of all the obligations on its part to be performed hereunder and the truth, completeness, and accuracy of all statements and representations contained herein or any financial statements furnished hereunder.

3. The fact that no substantial claims shall be made or legal action for substantial amounts be instituted or reasonable basis therefor be discovered against the Fund.

4. The Fund shall have furnished to the Underwriter on the Delivery Date a certificate or certificates verified by the President or a Vice President certifying that:

         (a) The respective Signers thereof have examined the answers to each item of the Registration Statement and the information contained in the Prospectus and, to the best of their knowledge, information, and belief, such answers and such information in the Prospectus, as of the effective date of the Registration Statement, were true and correct and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement or amendment to the prospectus, which shall not have been so set forth in such amendment or supplement;

         (b) To the best of their knowledge, information, and belief, the respective signers know of no substantial adverse change in the general affairs of the Fund, or in the financial position of the Fund during the period from the date of the latest financial statements contained in the Registration Statement to the Delivery Date, except for the changes disclosed or indicated in the Registration Statement.


5. The Underwriters, shall have received a certificate or letter from the Fund's accountants addressed to the Fund, confirming that they are independent public accountants as required by the Act, and the Rules and Regulations of the Securities and Exchange Commission thereunder, and certifying to the effect that the financial statements and other financial data certified by them and included in the Registration Statement or Prospectus comply with the Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and that, in their opinion, on the bases of a general review of the financial statements of the Fund, a general review of the entries in their books of account, representations from the proper officers of the Fund, and such representative checks at such offices of the Fund as, in their discretion, are necessary, there has been no substantial adverse change in the capitalization of the Fund and no substantial adverse change in the financial position or net worth of the Fund except as disclosed or indicated in the Registration Statement, and that the capital stock and surplus accounts of the Fund are at least as great as shown in the Registration Statement or prospectus.





                                    NOTICE


Any notice required or permitted to be given hereunder may be given in writing by depositing the same in the United States Mail, postage prepaid, or by Western Union, charges prepaid, addressed as follows:


TO THE UNDERWRITERS;

Accrued Equities, Inc.
295 Northern Boulevard
Great Neck, New York 11021


TO THE FUND:

The Solar Fund, Inc.
295 Northern Boulevard
Great Neck, New York 11021



                                         THE SOLAR FUND, INC.


                                      by /s/ Maurice L. Schoenwald
                                         --------------------------------------
                                         President, Maurice L. Schoenwald



The foregoing agreement is hereby confirmed and accepted as of the date first above given.



                                         ACCRUED EQUITIES, INC.


                                      by /s/ Maurice L. Schoenwald
                                         --------------------------------------
                                         President, Maurice L. Schoenwald

ITEM 24                                                           FILE 2 74436
                                                                  FILE 811 3287
                        RIDER TO UNDERWRITING AGREEMENT



WHEREAS, THE SOLAR FUND, INC. and ACCRUED EQUITIES INC. entered into an underwriting agreement on September 23, 1981; and


WHEREAS, THE SOLAR FUND, INC. has changed its name to NEW
ALTERNATIVES FUND, INC.


IT IS AGREED that the said agreement be amended to use the name NEW ALTERNATIVES FUND, INC.

in all places where the name THE SOLAR FUND, INC. is contained in said agreement;


IT IS ALSO AGREED that the term "distribution" is deemed to have the same meaning as underwriter for purposes of the said agreement.


Dated:   September 1982
Great Neck, New York

                                    ACCRUED EQUITIES INC.


                                    By: /s/ Maurice L. Schoenwald
                                        ---------------------------------------
                                        MAURICE L. SCHOENWALD, President



                                    NEW ALTERNATIVES FUND, INC.


                                    By: /s/ Maurice L. Schoenwald
                                        ---------------------------------------
                                        MAURICE L. SCHOENWALD, President

ITEM 24                                                        FILE 2 74436
                                                               FILE 811 3287


                          March 15, 1993

             Amendment to Underwriting Agreement Reducing
                       Sales and Related Charges

Whereas, New Alternatives Fund, Inc., a registered investment company, and Accrued Equities, Inc., the underwriter and a registered broker dealer; originatly entered an underwriting agreement on September 23, 1981.

Whereas said agreement was amended in September of 1982 the nature of which was to reflect the amendment of the name of the present New Alternatives Fund, Inc. from its former name, The Solar Fund, Inc.

It is now agreed by and between the parties, with the consent of their respective directors, that said agreement be further amended to provide for a modified schedule of reduced sales charges including , Sales Commission As A Percentage of the Offering Price, Dealer Re-allowance As A Percentage of the Offering Price and Sales Commission As A Percentage of Net Asset Value.

The changes are to become effective with the completion of the first 1993 filing of the prospectus of the New Alternatives Fund with the Securities and Exchange Commission regulatory authorfties and the distribution the commencement of the distribution thereof.

The new, reduced, charges are set forth in the table annexed hereto and as they appear in the new 1993 New Alternatives Fund, Inc. prospectus.

Great Neck, New York.

                                           Accrued Equities, Inc.


                                           Maurice L. Schoenwald, Pres.


                                           New Alternatives Fund, Inc.



                                           David Schoenwald, Pres.

                     Sales  Commission
Purchase                Commission        Dealer Re-allownace       Sales
  of                  As A Percentage of   As A percentage of   As A percentage
Price                   Offering Price       Offering Price     Net Asset Value
---------            -------------------   -------------------  ---------------
$  2,500 to $ 25,000        4.75%                 4%               4.98%
$ 25,000 to $103,000        3.85%                 3%                  4%
$ 103,001 or more           2.91%                 2%                  3%

ITEM 24                                                        FILE 2 74436
                                                               FILE 811 3287
                     October 1, 1995

               Amendment to Underwriting Agreement Modifying the Application of Sales and Related Charges

Whereas, New Alternatives Fund, Inc., a registered investment company, and Accrued Equities, Inc., the underwriter and a registered broker dealer; originally entered an underwriting agreement on September 23, 1981.

Whereas said agreement was amended in September of 1982 the nature of which was to reflect the amendment of the name of the present New Alternatives Fund, Inc. from its former name, The Solar Fund, Inc.

Whereas said agreement was further amended during 1993 to provide reduced sales charges,

It is now agreed by and between the parties, with the consent of their respective directors, that said agreement be further amended to provide for a modified system of sales charges as they are expected to appear in the fund prospectus for 1996.

The changes are to become effective with the completion of the first 1996 filing of the prospectus of the New Alternatives Fund with the Securities and Exchange Commission regulatory authorities and the commencement of the distribution thereof.

The new, reduced, charges are set forth in the description set forth below and as they shall appear in the new 1996 New Alternatives Fund, Inc. prospectus.

Mellville, New York.

Accrued Equities, Inc.

----------------------------
David Schoenwald, Pres.


New Alternatives Fund, Inc.

----------------------------
Maurice L. Schoenwald, Chmn.


TEXT OF UNDERWRITING CHANGES OF FOR 1996 PROSPECTUS

PURCHASES BY FAMILIES: INVESTORS MAY COMBINE THE FOLLOWING
CATEGORIES INTO A SINGLE TRANSACTION TO QUALIFY FOR A REDUCED SALES CHARGE AND RIGHTS OF ACCUMULATION: PURCHASES BY SPOUSES, PARENTS OR GRANDPARENTS FOR THEMSELVES OR FOR EACH OTHER OR FOR THEIR CHILDREN OR

GRANDCHILDREN, INCLUDING TRUSTS FOR SUCH PERSONS. TO SO QUALIFY, IT IS THE INVESTORS RESPONSIBILITY TO NOTIFY THE TRANSFER AGENT AT THE TIME OF PURCHASE OF ELIGIBILITY FOR SUCH REDUCED SALES CHARGE. CERTAIN CATEGORIES OF PEOPLE OR INSTITUTIONS MAY INVEST IN THE FUND WITHOUT PAYING A SALES CHARGE: THESE INCLUDE CURRENT AND RETIRED DIRECTORS, OFFICERS AND EMPLOYEES OF THE FUND OR THE FUND'S ADVISOR AND THEIR FAMILIES; REGISTERED REPRESENTATIVES OF BROKERS DISTRIBUTING THE FUND'S SHARES WHO ARE PURCHASING FOR THEIR OWN PERSONAL ACCOUNT; NON PROFIT OR CHARITABLE ORGANIZATIONS (AS DEFINED IN SECTION 501 (C)
(3) OF THE INTERNAL REVENUE CODE) INVESTING $100,000 OR MORE; CLIENTS OF INVESTMENT ADVISORS PURCHASING FOR THEIR OWN ACCOUNTS WHO ARE CHARGED ONGOING MANAGEMENT FEES FOR THEIR ADVISORS SERVICES. PERSONS IN THE ABOVE CATEGORIES MUST MAKE THEIR STATUS AS SUCH KNOWN TO THE FUND'S TRANSFER AGENT. THE FUND RESERVES THE RIGHT TO REJECT ANY PURCHASE ORDER.

SHOULD A BROKER EXECUTE A CONTRACT WITH THE FUND, THE PRINCIPAL DISTRIBUTOR MAY RE-ALLOW A PORTION OF THE APPLICABLE SALES CHARGE, AS INDICATED ABOVE. IN THE EVENT THAT SUBSTANTIALLY ALL OF THE SALES CHARGE IS RE-ALLOWED, SUB-DISTRIBUTORS MAY BE DEEMED TO BE UNDERWRITERS AS THAT TERM IS DEFINED IN THE SECURITIES ACT OF 1933.

ITEM 24                                                          FILE 2 74436
                                                                 FILE 811 3287

        1996 AMENDMENT TO ADD PROVISION FOR AUTOMATIC TERMINATION IN THE
              EVENT OF ASSIGNMENT (SECTION 15 (B) (2) OF 1940 ACT)



Whereas, New Alternatives Fund, Inc., a registered investment company, and Accrued Equities, Inc., the underwriter and a registered broker dealer; originally entered an underwriting agreement on September 23, 1981.

Whereas said agreement was amended in September of 1982 the nature of which was to reflect the amendment of the name of the present New Alternatives Fund, Inc. from its former name, the Solar Fund, Inc.

Whereas said agreement was further amended during 1993 to provide reduced sales charges; and amended as of April 1996 to provide modified sales charges to certain classes of investors.

It is now agreed by and between the parties, with the consent of their respective directors, that said agreement be further amended to provide, "This agreement shall automatically terminate in the event of its assignment".

The change was approved by the directors of the Fund at the annual meeting on September 27, 1996.

The change became effective upon approval by the directors of the Fund and of the Underwriter.

October 4th, 1996
Melville, New York


Accrued Equities, Inc.


/s/ David Schoenwald, Pres.
------------------------------
David Schoenwald, Pres.



New Alternative Fund, Inc.



/s/ Maurice L. Schoenwald
-------------------------------
Maurice L. Schoenwald, Chmn.